SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): May 26, 2000


                               The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut                    1-5224                    06-0548860
(State or other              (Commission               (IRS Employer
jurisdiction of              File Number)              Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                                 Not Applicable

   (Former name or former address, if changed since last report)










                       Exhibit Index is located on Page 4
                                Page 1 of 9 Pages

         Item 5.    Other Events.

                    1. In a Press Release dated May 26, 2000, the Registrant announced the election on May 26, 2000 of William Y. O'Connor to the Board of Directors. Attached as Exhibit 20(i) is a copy of the Registrant's
Press Release.

                    2. In a Press Release dated May 30, 2000, the Registrant announced a second quarter regular dividend of $.22 per share on the Registrant's common stock and the authorization to repurchase, from time to time, up to 10 million shares of the Registrant's common stock, in open market purchases, tender offers and privately negotiated transactions. Attached as Exhibit 20(ii) is a copy of the Registrant's Press Release.

         Item 7.    Financial Statements and Exhibits.

                    (c) 20(i)   Press  Release  dated  May  26,  2000
                                announcing the election of William Y. O'Connor to the Board of Directors.

                        20(ii) Press Release dated May 30, 2000 announcing second quarter dividend and share repurchase authorization.

                        20(iii) Cautionary statements  relating to  forward
                                looking statements included in Item 5.

                                Page 2 of 9 Pages

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                THE STANLEY WORKS



Date: May 30, 2000     By:      Stephen S. Weddle
                       Name:    Stephen S. Weddle
                       Title:   Vice President, General
                                Counsel and Secretary

                                Page 3 of 9 Pages

                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                               Dated May 30, 2000



                          Exhibit No.           Page

                           20 (i)                5

                           20 (ii)               6

                           20 (iii)              8





































                                Page 4 of 9 Pages

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                                                              Exhibit 20 (i)

                              FOR IMMEDIATE RELEASE


THE STANLEY WORKS ADDS WILLIAM Y. O'CONNOR TO BOARD OF  DIRECTORS

New Britain, Connecticut, May 26, 2000 ... The Board of Directors of The Stanley Works (NYSE: "SWK") announced the election of a new member, William Y. O'Connor, Chairman and Chief Executive Officer of GTECH Holdings Corporation, the world's leading operator of computerized on-line lottery systems.

John M. Trani, Chairman and Chief Executive Officer of The Stanley Works, stated, "We are very pleased that Bill O'Connor has joined Stanley's Board. Bill has over 30 years of general management experience with companies that have competed successfully on a global basis. These experiences, combined with his strong advocacy of customer service, will bring great value to Stanley as we continue on our journey to becoming a Great Brand."

O'Connor's background includes leadership positions with General Electric, Contel Corporation, Scientific Atlanta and Ascom Timeplex, Inc., in addition to his six years with GTECH. He is a 1967 graduate of Rensselaer Polytechnic Institute, where he earned a Bachelor's degree in electrical engineering.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and doors for professional, industrial and consumer use.

          Gerard J. Gould
Contact:  Vice President, Investor Relations
          (860) 827-3833 office
          (860) 658-2718 home
          ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company's corporate web site at http://www.stanleyworks.com. Click on "Investor Relations" and then on "News Releases".

                                Page 5 of 9 Pages

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                                                              Exhibit 20 (ii)

FOR IMMEDIATE RELEASE

THE STANLEY WORKS ANNOUNCES SECOND QUARTER DIVIDEND AND ADDITIONAL AUTHORIZATION TO REPURCHASE COMMON STOCK

New Britain, Connecticut, May 30, 2000... The Board of Directors of The Stanley Works (NYSE: "SWK") announced a second quarter regular dividend of $.22 per common share, payable on Friday, June 30, 2000 to shareholders of record at the close of business on Monday, June 5, 2000. This marks the 421st consecutive quarter in which cash dividends have been paid, a record for industrial companies listed on the New York Stock Exchange.

The company also announced that its Board of Directors has adopted a resolution authorizing the repurchase, from time to time, of up to 10 million shares of the company's common stock in open market purchases, tender offers and privately negotiated transactions. The company has approximately 86.5 million shares outstanding.

John M. Trani, Chairman and Chief Executive Officer, stated: "In the first five months of this year, we repurchased 2.6 million common shares, virtually completing our prior share repurchase authorization. Today's resolution by our Board of Directors provides the flexibility to consider all options to deliver shareowner value. Given our anticipated strong cash flows, we do not expect this share repurchase program to have any effect on the quality of our capital structure."

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and doors for professional, industrial and consumer use.

                                Page 6 of 9 Page

          Gerard J. Gould
Contact:  Vice President, Investor Relations
          (860) 827-3833  office
          (860) 658-2718  home
          ggould @ stanleyworks.com


This press release contains forward-looking statements as to the company's anticipation of strong cash flows and expectations that its share repurchase program will have no effect on the quality of its capital structure. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available on the company's corporate web site at http://www.stanleyworks.com. Click on "Investor Relations" and then on "News Releases".

                                Page 7 of 9 Pages

                                                             Exhibit 20 (iii)

                              CAUTIONARY STATEMENTS

           Under the Private Securities Litigation Reform Act of 1995

The statements in the company's press release, dated May 30, 2000, attached to this Current Report on Form 8-K regarding the company's anticipation of strong cash flows and expectations that its share repurchase program will have no effect on the quality of its capital structure are forward looking and inherently subject to risk and uncertainty.

Both are dependent on the company achieving its low double-digit percentage earnings growth target and on the continued success of improvements in processes to manage inventory and receivables levels. The company's ability to achieve the earnings growth target is dependent upon:

(1) Reducing selling, general and administrative expenses as a percentage of sales. The company's ability to reduce these expenses is dependent upon various process improvement activities, the successful implementation of changes to the sales organization and the reduction of transaction costs.

(2) Lowering product cost, which is dependent on the success of various initiatives that are underway or that are being developed to improve manufacturing operations and to implement related control systems. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform


                                Page 8 of 9 Pages
outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

(3) Sustaining the current effective income tax rate, which is dependent upon the company's ability to complete an ongoing legal restructuring and on the absence of any unforeseen changes in applicable tax laws or regulations.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade, monetary and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products and recessionary or expansive trends in the economies of the world in which the company operates.

                                Page 9 of 9 Pages